SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2008

KNIGHT CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-14223	22-3689303
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Washington Boulevard, Jersey City, NJ 07310

(Address of principal executive offices) (Zip Code)

(201) 222-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement

On December 24, 2008, the Board of Directors (the “Board”) of Knight Capital Group, Inc. (the “Company”) approved, upon the recommendation of the Compensation Committee of the Board (the “Compensation Committee”), a new four-year employment agreement with Mr. Thomas Joyce (the “Agreement”), the Company’s Chief Executive Officer and Chairman of the Board. The Agreement replaces Mr. Joyce’s current employment agreement which was scheduled to expire on December 31, 2008. A copy of the Agreement is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K, and a summary description of the material terms of the Agreement is set forth below which summary is qualified in its entirety by such Exhibit.

Pursuant to the terms of the Agreement, Mr. Joyce will continue to serve as the Company’s Chief Executive Officer and Chairman of the Board and receive an annual base salary of $750,000. Mr. Joyce will also be eligible for an annual bonus based on the achievement of performance targets and other terms and conditions established by the Compensation Committee (the “Annual Bonus”), provided that for each of the 2009 and 2010 calendar years the Annual Bonus shall be no greater than $10 million, and for each of the 2011 and 2012 calendar years the Annual Bonus shall be no greater than $11 million. The Annual Bonus shall be payable sixty percent in cash and forty percent in shares of restricted common stock of the Company or units representing a right to receive shares upon vesting. The portion of the Annual Bonus that is paid in, or based on, Company shares will vest ratably over a three year period, subject to accelerated vesting and distribution upon certain specified terminations of employment.

In addition, the Agreement provides for equity awards pursuant to the Company’s 2006 Equity Incentive Plan (the “2006 Plan”) in the form of Restricted Stock Units for a total of 1.5 million shares (collectively, the “Incentive Award”). The Incentive Award, as it relates to the first 500,000 shares (the “First Tranche”) will generally vest in four equal installments on December 31, 2009, 2010, 2011 and 2012, provided that the First Tranche will not vest if the Company does not achieve positive pre-tax income in either 2009 or 2010. The Incentive Award, as it relates to the second 500,000 shares (the “Second Tranche”) will generally vest when the Company’s per share price has closed at or above $25 per share for ten consecutive trading days or 15 trading days during any 20-day trading period, provided that if such condition is not met by December 31, 2012, the Second Tranche will be forfeited. The Incentive Award, as it relates to the third 500,000 shares (the “Third Tranche”) will generally vest when the Company’s per share price has closed at or above $30 per share for ten consecutive trading days or 15 trading days during any 20-day trading period, provided that if such condition is not met by December 31, 2012, the Third Tranche shall be forfeited. Under certain circumstances (including, with respect to the Second and Third Tranche, a requirement that the performance conditions are met), the Incentive Awards will vest on a change in control of the Company.

Pursuant to the Agreement, Mr. Joyce agrees not to sell, pledge, encumber of otherwise transfer 80% of the aggregate number of vested shares originally subject to the Incentive Award that remain after satisfaction of tax withholding obligations until the earliest of (w) a Change of Control, (x) December 31, 2012, or (y) termination of his employment for any reason (except that, if Mr. Joyce voluntarily terminates employment or is terminated for cause, Mr. Joyce will be required to hold 50% of the shares subject to the share ownership requirements for six months following his termination of employment).

Under the Agreement, Mr. Joyce also is generally eligible to receive retirement benefits, fringe benefits and insurance coverage that are no less favorable than those generally made available to other senior executives of the Company. Mr. Joyce will also be entitled to a car and driver for his daily commute between his home and the Company’s office plus a tax gross-up attributable thereto, a Company-paid gym membership, and reimbursement of his annual dues for a golf club membership.

Upon termination by the Company other than for “cause” or other than by reason of his death or “disability”, or upon resignation by Mr. Joyce for “good reason”, Mr. Joyce will be entitled to, among other things, (i) vesting, and if applicable, delivery of the shares underlying any unvested shares granted to Mr. Joyce in connection with his Annual Bonus award, (ii) vesting, and if applicable, delivery of (A) the unvested portion of the First Tranche and (B) any time-based awards granted to Mr. Joyce prior to the effective date of this Agreement, (iii) a cash payment equal to $5 million, (iv) a pro-rata bonus for the year of termination determined based on actual performance of the Company, and (v) reimbursement of certain premiums Mr. Joyce pays for continued health coverage for a period of one year. Mr. Joyce’s right to such vesting, payment and benefits are generally conditioned upon his execution of a customary release of all claims against the Company and his agreement not to solicit or hire current or certain former employees of the Company for six months after his termination.

Form of Restricted Stock Unit Award Agreements

The Company is filing a copy of its current forms of Restricted Stock Unit Agreement to be used for grants under the 2003 Equity Incentive Plan and the 2006 Equity Incentive Plan (one with, and one without, a deferral feature). Copies of these Restricted Stock Unit Agreements are attached as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

The following information is furnished under Item 7.01, “Regulation FD Disclosure”. This information, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On December 24, 2008, the Company issued a press release announcing the finalization of a new four-year employment contract for Chairman and Chief Executive Officer Thomas Joyce. A copy of the press release is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit 10.1	Employment Letter Agreement of Thomas Joyce, dated December 24, 2008.

Exhibit 10.2	Form of Restricted Stock Unit Agreement pursuant to the 2003 Equity Incentive Plan and 2006 Equity Incentive Plan, with deferral feature.

Exhibit 10.3	Form of Restricted Stock Unit Agreement pursuant to the 2003 Equity Incentive Plan and 2006 Equity Incentive Plan, without deferral feature.

Exhibit 99.1	Press Release of Knight Capital Group, Inc. issued on December 24, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned’s duly authorized signatory.

Dated: December 24, 2008

KNIGHT CAPITAL GROUP, INC.

By:	/s/ Andrew M. Greenstein
Name:	Andrew M. Greenstein
Title:	Managing Director, Associate General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1	Employment Letter Agreement of Thomas Joyce, dated December 24, 2008.

Exhibit 10.2	Form of Restricted Stock Unit Agreement pursuant to the 2003 Equity Incentive Plan and 2006 Equity Incentive Plan, with deferral feature.

Exhibit 10.3	Form of Restricted Stock Unit Agreement pursuant to the 2003 Equity Incentive Plan and 2006 Equity Incentive Plan, without deferral feature.

Exhibit 99.1	Press Release of Knight Capital Group, Inc. issued on December 24, 2008.